Exhibit 10.1

AMENDMENT TO THE FIRST BUSINESS FINANCIAL SERVICES, INC.

2019 EQUITY INCENTIVE PLAN

Effective as of January 27, 2023, the First Business Financial Services, Inc. 2019 Equity Incentive Plan is amended follows:

1.	Amendment to Section 2.4 of the Plan. The Plan shall be amended by adding the following proviso at the end of Section 2.4:

“, provided however, that beginning with Awards granted after January 26, 2023, any dividends or dividend equivalents shall be subject to vesting on the same terms of the underlying Award and will vest and be paid to a Participant, only if the underlying Shares subject to such Award vests”

2.	Amendment to Section 4.1(b) of the Plan. The Plan shall be amended to add the following sentence at the end of Section 4.1(b):

“Further, except as otherwise provided in the Award Agreement, in case of any Award granted on or after January 26, 2023 that is subject to performance measures or objectives, the payout level of such Award that shall become vested under this Section 4.1(b) shall be the greater of (i) the Award payout at the target level of performance or (ii) the Award payout at the estimated level of expected performance if the Award were permitted to continue throughout the remaining performance period based on information available as of the date of the Change in Control (“Estimated Actual Performance”), as determined in the sole discretion of the Committee.”

3.	Amendment to Section 4.1(c) of the Plan. The Plan shall be amended to add the following sentence at the end of Section 4.1(c):

“Further, except as otherwise provided in the Award Agreement, in case of any Award granted on or after January 26, 2023 that is subject to performance measures or objectives, the payout level of such Award that shall become vested under this Section 4.1(c) shall be the greater of (i) the Award payout at the target level of performance or (ii) the Award payout at the estimated level of expected performance if the Award were permitted to continue throughout the remaining performance period based on information available as of the date of the Change in Control (“Estimated Actual Performance”), as determined in the sole discretion of the Committee.”

4.	Remainder of Plan in Full Force and Effect. The remaining terms of the Plan, except as specifically amended herein, shall remain in full force and effect.